REVOLVING CREDIT LOAN RIDER #1

(to Loan and Security Agreement dated as of April 4, 2014)

MACKINAC COMMERCIAL CREDIT, LLC (“Lender”)

This Revolving Credit Loan Rider and the attached Term Sheet (collectively, the “Rider”) sets forth the terms upon which Lender will make certain Advances to NANOFILM, LTD., an Ohio limited liability company (“Borrower”) under the Revolving Credit Loan and is a supplement to and is hereby incorporated into that Loan and Security Agreement between Borrower and Lender, as amended (the “Agreement”).

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. As used herein:

A. “Eligible Finished Goods” means finished goods Inventory that is Eligible Inventory.

B. “Eligible Inventory” means Inventory (net of freight and container costs) which Lender, in its sole discretion, shall deem Eligible Inventory, based on such considerations as Lender may, from time to time, deem appropriate. Without limiting Lender’s discretion, Borrower understands the following Inventory is not Eligible Inventory:

(i)	Inventory which is work-in-process;

(ii)	Inventory which is obsolete or damaged, or not useful;

(iii)	Inventory in which Lender does not have a first perfected security interest or in which any other Person claims a security interest or lien;

(iv)	Inventory which is in transit or in locations other than the Collateral Locations described in the Agreement;

(v)	Inventory which is at a Collateral Location with respect to which Lender does not have a Landlord’s Agreement acceptable to Lender;

(vi)	Inventory which is uninsured or under-insured;

(vii)	Inventory which is held on consignment for or is subject to a bailment arrangement with any other Person;

(viii)	Inventory which is trade-in Inventory or returned goods;

(ix)	Inventory which is used in packaging or shipping of Inventory; and

(x)	Inventory which is nonconforming to standards imposed by any governmental agency regulating such Inventory or the sale or use thereof.

C. “Eligible Raw Material” means raw material Inventory that is Eligible Inventory.

D. “Eligible Receivable” is a Receivable arising in the ordinary course of Borrower’s business from the sale or lease of goods which have been delivered to and accepted by the Receivable Debtor. The following are not Eligible Receivables:

(i)	sales by Borrower to any affiliate, to any person controlled by an affiliate or any subsidiary of Borrower;

(ii)	an account which is due or unpaid more than one hundred twenty (120) days after the original invoice date;

(iii)	if twenty-five (25%) percent or more of the invoices of a single Receivable Debtor are greater than one hundred twenty (120) days old, then all invoices from that Receivable Debtor are ineligible;

(iv)	an account in which Lender does not have a first perfected security interest or in which any other Person claims a security interest or lien;

(v)	an account to the extent it exceeds the credit limit set by Lender for that account;

(vi)	the Receivable Debtor is also a creditor or supplier of Borrower or has disputed liability with respect to such account or such account is subject to any right of set off by the Receivable Debtor;

(vii)	the Receivable Debtor is a debtor under Federal Bankruptcy Laws or has filed or filed against it an application for relief under such laws;

(viii)	the Receivable Debtor has suspended business;

(ix)	a receiver, trustee, liquidator or custodian has been appointed for the Receivable Debtor or a significant part of its assets;

(x)	the account arises from a sale to a Receivable Debtor located outside of the United States, except for sales to Receivable Debtors located in Canada not to exceed $100,000.00 in the aggregate;

(xi)	the account arises from a sale to a Receivable Debtor located in any state requiring the filing of a Notice Of Business Activities Report or similar document in order to bring suit or otherwise enforce its remedies against such Receivable Debtor in the courts or through any judicial process of such state, unless Borrower is qualified to do business in such states, has properly filed a Notice of Business Activities Report as appropriate for the then applicable year, or is exempt from such filing requirement;

(xii)	the account arises from a bill and hold, guaranteed sale, sell or return, sale on approval, consignment or any other repurchase or return basis;

(xiii)	the Receivable Debtor is the United States of America or any department thereof;

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(xiv)	the goods giving rise to such account have not been delivered to or accepted by the Receivable Debtor;

(xv)	the total unpaid accounts of a Receivable Debtor exceeds a credit limit determined by Lender in its sole discretion;

(xvi)	there is an agreement with the Receivable Debtor for any deduction beyond those shown on the face of the invoice related to such account; or

(xvii)	Lender, in its sole and absolute discretion, believes that the collection of the account is doubtful or will be delayed.

E. “Inventory” means inventory as defined in Article 9 of the Uniform Commercial Code.

F. “Inventory Report” means a report of all Inventory of Borrower as of the close of business on the Business Day that is no earlier than the Business Day immediately preceding the date of delivery thereof to Lender and which is in form and content acceptable to Lender in its sole discretion.

G. “Receivable” means an account as defined in Article 9 of the Uniform Commercial Code.

H. “Receivable Debtor” means an account debtor of Borrower.

I. “Receivables Aging” means an aged listing of all Receivables of Borrower as of the close of business on the Business Day that is no earlier than the Business Day immediately preceding the date of delivery thereof to Lender, including an aging column for 90-120 days and which is otherwise in form and content acceptable to Lender in its sole discretion.

J. All terms defined in the Agreement which are used herein shall have the meanings as defined in the Agreement, unless specifically defined otherwise herein.

2. Revolving Credit Loan Advances.

A. Advances. Subject to the terms of the Agreement, Lender may, in its sole discretion and upon Borrower’s request, make Advances to Borrower in an amount (hereinafter referred to as the “Gross Availability”) which is the lesser of (i) the Maximum Loan Amount as set forth on the Term Sheet or (ii) an amount equal to the sum of (x) the applicable Percentage Advance Rate as set forth on the Term Sheet times the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Receivable Debtors in connection therewith) of Eligible Receivables; plus (y) the lesser of (1) the Inventory Cap as set forth on the Term Sheet, or (2) the sum of (A) the applicable Percentage Advance Rate as set forth on the Term Sheet times the value of Borrower’s Eligible Raw Materials (less freight and container costs) calculated at the lower of cost or market value, plus (B) the applicable Percentage Advance Rate as set forth on the Term Sheet times the value of Borrower’s Eligible Finished Goods (less freight and container costs) calculated at the lower of cost or market value; which Advances Borrower may borrow, repay and reborrow during the term of the Agreement. All Advances and amounts payable pursuant to this Rider shall constitute part of the Obligations.

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B. Reserves. Lender shall have a continuing right to deduct reserves in determining the Gross Availability (“Reserves”), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender’s sole discretion, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Receivables or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve.

C. Borrowing Procedure. With each request for an Advance, Borrower will submit to Lender copies of invoices (but only on Lender’s request), a Receivables Aging, an Inventory Report, together with such certifications and other documents and information as Lender shall request, all of which shall be satisfactory to Lender, in its sole discretion.

D. Interest Rate. Borrower shall pay Lender interest on the daily outstanding balance of the Revolving Credit Loan account at a per annum rate equal to the interest rate as set forth in the Agreement (the “Effective Rate”). In the event any payments of principal are not paid when due or declared due, whether at maturity, by acceleration, by lapse of time or otherwise, including any fees, costs or expenses advanced or paid by Lender, the principal balance shall bear interest thereafter, at Lender’s option, and without affecting any of Lender’s rights and remedies provided for in the Agreement, this Rider or any promissory note evidencing the Obligations, at a per annum rate equal to the Default Rate as set forth on the Term Sheet. Any change in any of the above interest rates resulting from a change in the LIBOR Rate shall become effective immediately with each change in the LIBOR Rate. Interest charges shall be computed on the basis of a year of 360 days for the actual days elapsed in a month and, except as set forth in Section 12 of the Agreement, will be payable to Lender as set forth in the Note.

E. Principal Payments. In the event that the principal amount outstanding under the Revolving Credit Loan is in excess (for whatever reason) of the amount of the Gross Availability, Borrower agrees to remit to Lender within one (1) business day such amount as may be necessary to reduce the total outstanding amount to the amount of the Gross Availability. All principal and interest due under the Revolving Credit Loan shall be due upon termination of the Agreement.

F. Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan solely for the purposes as set forth in the Agreement and on the attached Term Sheet.

3. Receivables Collection.

A. Cash Collateral Account. All cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lender), which may be received by Borrower at any time in full or partial payment of any of the Receivables (“Remittances”) shall be deposited to a non-interest bearing deposit account in Lender’s name (the “Cash Collateral Account”) as security for payment of the Obligations. Borrower shall have no right to withdraw any funds deposited in the Cash Collateral Account. In the event that Borrower repays the Obligations in full at any time hereafter, the balance in the Cash Collateral Account or such other accounts holding the proceeds thereof will be delivered to Borrower five (5) business days after the date of pay off, unless Lender shall (acting in its sole discretion) notify Borrower to the contrary.

B. Lockbox. The Revolving Credit Loan shall be on a Lockbox Collection Basis. Therefore, Borrower shall direct, and/or Lender may advise, all Receivable Debtors to mail all Remittances to the post office box (“Lockbox”) specified by Lender, or as set forth in a lockbox service agreement or other similar agreement with Lender’s bank which provides for the collection and/or processing of Remittances (“Lockbox Agreement”). Borrower shall be responsible for all fees and charges assessed by Lender in connection with its operation of the Lockbox and/or by its bank pursuant to the Lockbox Agreement. Remittances received in a Lockbox shall be deposited into the Cash Collateral Account and disbursed to Lender pursuant to the Lockbox Agreement, and Lender shall apply such Remittances toward payment of the Obligations, whether or not then due, in such order of application as Lender may determine, or Lender may release all or any of such balance to Borrower; provided, however, for purposes of computing interest on the outstanding principal of the Revolving Credit Loan, principal paydowns shall be deemed to have been made after the elapse of the number of Float Days set forth on the Term Sheet. If, notwithstanding Borrower’s directions to Receivable Debtors, Borrower receive Remittances directly from Receivable Debtors, Borrower shall not commingle such Remittances with any of its other funds or property, but will hold same separate and apart from its own funds or property, and in trust for Lender until delivery is made to Lender’s bank.

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4. Inventory.

A. Return of Inventory. If at any time prior to Borrower’s Default under the Agreement or this Rider, any Receivable Debtor returns any Inventory to Borrower in the ordinary course of Borrower’s business, Borrower shall promptly determine the reason for such return and issue a credit memorandum to the Receivable Debtor in the appropriate amount. Borrower agrees to give Lender prompt notice of the return of such Inventory. In the event any attempted return occurs after Borrower’s Default hereunder, Borrower shall (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of Borrower’s other property and (iii) conspicuously label the returned Inventory as Lender’s property.

B. Sale of Inventory. Until its Default under the Agreement or this Rider, Borrower may, in any lawful manner, sell Inventory, but only in the ordinary course of its business, provided, however, its sale shall not cause a breach of its warranties and representations as set forth in this Rider. Borrower acknowledges that any sale of Inventory in the ordinary course of business does not include a transfer of partial or total satisfaction of Indebtedness.

5. Covenants.

A. Receivables. Unless or until Lender notifies Borrower in writing that Lender has dispensed with any one or more of the following requirements, Borrower shall:

(i)	Immediately upon its learning thereof, inform Lender in writing of the rejection of goods by any Receivable Debtor, delays in delivery of goods, nonperformance of contracts and of any assertion of any claims, offsets or counterclaims by any Receivable Debtor;

(ii)	Not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Receivables, including any of the terms relating thereto;

(iii)	Immediately upon its learning thereof, furnish to and inform Lender of all information relating to the financial condition of any Receivable Debtor;

(iv)	Immediately upon its learning thereof, notify Lender in writing of those Receivables which are not Eligible Receivables;

(v)	Keep all goods returned by any Receivable Debtor and all goods repossessed or stopped in transit by Borrower from any Receivable Debtor segregated from Borrower’s other property, holding the same as trustee for Lender until otherwise directed in writing by Lender;

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(vi)	Not re-date any invoice or sale;

(vii)	Not make sales on extended dating terms beyond that customary in Borrower’s industry; and

(viii)	Immediately deliver to Lender any promissory note, trade acceptance or any other instrument for the payment of money evidencing any Receivables and endorsed to Lender’s order.

B. Inventory. Unless or until Lender notifies Borrower in writing that Lender has dispensed with any one or more of the following requirements, Borrower shall:

(i)	not remove the Inventory from the Collateral Locations described in the Agreement;

(ii)	promptly, and in any event within five (5) days of the receipt thereof, deliver such certification schedules and information relating to the Inventory and Eligible Inventory as Lender may reasonably request;

(iii)	keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower’s costs, therefore, selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available to Lender, its officers, employees and agents upon demand for inspection and copying;

(iv)	concurrently, with the delivery of any of the Inventory to a bailee, warehousemen or similar party, deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender’s name evidencing the storage of Inventory;

(v)	allow Lender to have the right upon the demand and at any time or times hereafter during Borrower’s usual business hours to inspect and examine Inventory and to check and test the same as to quality, quantity, value and condition. Borrower agrees to reimburse Lender for its reasonable costs and expenses in doing so;

(vi)	conduct a physical count of the Inventory at such intervals as Lender may request and promptly supply Lender with a copy of such counts accompanied by a report of the value (valued at the lower of cost or market value) of the Inventory;

(vii)	if sales of Inventory are made for cash, Borrower shall immediately deliver to Lender the identical checks, cash or other forms of payment which Borrower receives (only in the event Lender elects to place Borrower on a dominion of funds arrangement or on Default);

(viii)	not acquire consigned Inventory.

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6. Representations.

A. Receivables. With respect to all Receivables now in existence or hereafter created, Borrower warrants and represents to Lender that, except as disclosed to Lender in writing:

(i)	all Receivables are genuine in all respects, are what they purport to be and are not evidenced by a judgment;

(ii)	all Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and purchase orders relating thereto;

(iii)	the amounts shown on all certifications provided to Lender, Borrower’s books and records and all invoices and statements delivered to Lender with respect thereto are actually and absolutely owing to Borrower and are not contingent for any reason;

(iv)	if Lender has requested Borrower to do so, all payments thereon following such request have been or shall be turned over to Lender by Borrower;

(v)	there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Receivable Debtor thereof for any deduction or discount of the sum payable thereunder except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment;

(vi)	there are not now and there shall not be at any time or times hereafter any facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amounts thereof as shown on the certifications provided to Lender, Borrower’s books and records and the invoices and statements delivered to Lender with respect thereto;

(vii)	to the best of Borrower’s knowledge, all Receivable Debtors thereof have the capacity to contract and are solvent;

(viii)	the goods sold or transferred and the services furnished, giving rise thereto are not subject to a lien, claim, encumbrance or security interest except Lender’s security interest;

(ix)	Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability thereof;

(x)	to the best of Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any Receivable Debtor which might result in any material adverse change in its financial condition; and

(xi)	with respect to those Receivables upon which Borrower relies for Advances, all are Eligible Receivables.

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B. Inventory. With respect to all Inventory now in existence or hereafter required, Borrower warrants and represents to Lender that, except as disclosed to Lender in writing:

(i)	Inventory is kept only at the Collateral Locations described in the Agreement;

(ii)	The amount shown on all certifications provided to Lender and on Borrower’s books and records is actually owned by Borrower without any claim or ownership by any other Person; and

(iii)	With respect to that Inventory upon which Borrower relies for Advances, all is Eligible Inventory.

7. Notification and Collection. Borrower understands that Lender will, upon Default:

A. At Lender’s option, notify all Receivable Debtors that Receivables have been assigned to Lender, that Lender has a security interest therein and payment is to be made to the Lockbox;

B. To the extent Lender has not given notice previously, Lender may request all Receivable Debtors to make payments on Receivables directly to Lender;

C. If deemed necessary by Lender, enforce payment and collect in Lender’s name, by legal proceedings or otherwise, Borrower’s Receivables and to charge the collection costs and expenses to Borrower’s Loan Account; and

D. If deemed necessary by Lender, take control in any manner of any cash or non-cash proceeds of Receivables and of any rejected, returned, stopped in transit or repossessed goods relating to Receivables.

8. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and any agents designated by Lender) as its true and lawful attorney, with power, without notice to Borrower and at such time or times hereafter as Lender may in its sole discretion determine, in Lender’s name or Lender’s name and at Borrower’s expense:

A. To demand payment of Receivables;

B. To enforce payment of Receivables, by legal proceedings or otherwise;

C. To exercise all of Borrower’s rights and remedies with respect to the collection of Receivables;

D. To settle, adjust, compromise, extend or renew any Receivables;

E. To settle, adjust or compromise any legal proceedings brought to collect Receivables;

F. To sell or assign any Receivables upon such terms, for such amount and at such time as Lender deems advisable;

G. To discharge and release any Receivables;

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H. To prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or similar document against any Receivable Debtor;

I. To prepare, file and sign Borrower’s name on any financing statement, notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien, or similar document in connection with any Receivables;

J. To do all acts and things necessary, in Lender’s sole discretion, to fulfill Borrower’s obligations under the Agreement and this Rider;

K. To endorse Borrower’s name upon any checks, notes, acceptances, money orders or other forms of payment and to deposit the same in the Cash Collateral Account on account of Borrower’s Obligations;

L. To endorse Borrower’s name upon any chattel paper, document, instrument, freight bill, bill of lading or similar document or agreement relating to any Receivables or goods pertaining thereto;

M. To sign Borrower’s name to verifications of Receivables and notices thereof to Receivable Debtors; and

N. To notify the post office authorities, after Borrower’s Default under this Agreement, to change the address for delivery of Borrower’s mail to an address designated by Lender and to open such mail for purposes of collecting Receivables.

Borrower ratifies and approves all acts of Lender and Lender’s designee. Neither Lender nor Lender’s designee will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, except for willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

9. Costs and Expenses. All costs and expenses incurred by Lender in any manner or way with respect to Lender’s enforcement of its rights and remedies under the Agreement or this Rider or with respect to Lender’s collection of Receivables or protection of its security interest in Receivables and the Collateral, whether by suit or otherwise, or with respect to Lender’s notification of Receivable Debtors or verification of Receivables shall be a part of the Obligations and payable on demand. Without limiting the generality of the foregoing, such costs and expenses include reasonable attorneys’ fees, court costs, court reporting expenses, long distance telephone charges, postage, telegram charges, wire transfer expenses, expenses of auditors, collectors, clerks and investigators, expenses for travel, lodging and food and expenses for repairing, altering or supplying goods, if any, necessary to fulfill in whole or in part any purchase order of any Receivable Debtor from which the Receivables involved have arisen.

10. Termination. This Rider and Lender’s and Borrower’s respective obligations hereunder shall terminate upon payment in full of the Obligations or upon Borrower’s execution and Lender’s acceptance of a subsequently numbered and/or dated Term Sheet and Revolving Credit Loan Rider.

[Signatures on following page]

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BORROWER:

NANOFILM, LTD.,
an Ohio limited liability company

By:	/s/ Scott E. Rickert
Scott Rickert
Its:	Chief Executive Officer

LENDER:

MACKINAC COMMERCIAL CREDIT, LLC
a Michigan limited liability company

By:	/s/ Edward P. Lewan
Edward P. Lewan
Its:	Chief Lending Officer

TERM SHEET

ATTACHMENT TO

REVOLVING CREDIT LOAN RIDER #1

DATED AS OF APRIL 4, 2014

TO LOAN AND SECURITY AGREEMENT

DATED AS OF APRIL 4, 2014

Paragraph	Provisions	Terms

2(A)(i)	Maximum Loan Amount	$1,500,000.00

2(A)(ii)	Percentage Advance Rate
	Eligible Receivables	85%
	Eligible Raw Materials	40%
	Eligible Finished Goods	50%
	Inventory Cap	$500,000.00

2(D)	Default Rate	5.0% plus the Effective Rate

2(F)	Use of Proceeds	To refinance indebtedness owed to Fifth Third Bank and working capital

3(B)	Lockbox Collection Basis Float Days	Yes Five (5) banking days

Borrower understands that this Term Sheet defines certain terms used in the Revolving Credit Loan Rider (the “Rider”) to which this Term Sheet is attached. Borrower has read the Rider and this Term Sheet and fully understands their relationship. By executing both documents, Borrower acknowledges the foregoing.

[Signatures on following page]

TS-1

BORROWER:		LENDER:

NANOFILM, LTD.,		MACKINAC COMMERCIAL CREDIT, LLC,
an Ohio limited liability company		a Michigan limited liability company

By:	/s/ Scott Rickert	By:	/s/ Edward P. Lewan
	Scott Rickert		Edward P. Lewan
Its:	Chief Executive Officer	Its:	Chief Lending Officer

TS-2

REVOLVING CREDIT LOAN NOTE

$1,500,000.00

Due Date: The earlier of Demand or

April 4, 2015	Dated: April 4, 2014

FOR VALUE RECEIVED, the undersigned (whether one or more in number, “Borrower”, and if two or more in number, shall be jointly and severally bound), promises to pay to the order of MACKINAC COMMERCIAL CREDIT, LLC, a Michigan limited liability company (the “Lender”), at its office at 260 E. Brown Street, Birmingham, Michigan 48009, or at such other place as Lender may designate in writing, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), or such lesser sum as shall have been advanced (each an “Advance”) by Lender to Borrower pursuant to that certain Loan and Security Agreement dated as of the date hereof between Borrower and Lender (which, together with all amendments and modifications thereof, is hereinafter referred to as the “Loan Agreement”), plus interest as hereinafter provided, all lawful money of the United States of America, in accordance with the terms hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The unpaid principal balance of this Revolving Credit Loan Note (the “Note”) shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest (the “Effective Rate”) which is equal to seven percent (7.0%) above the LIBOR Rate (hereinafter defined), as such rate shall vary from time to time, upwards and downwards, and each such LIBOR Rate change shall cause an identical change in the Effective Rate to occur effective immediately. “LIBOR Rate” means the London interbank offered rate for three months, published from day to day in the Wall Street Journal in its Money Rates column. Should such publication not continue to publish LIBOR, Lender will select a comparable announced rate.

Interest on all principal amounts advanced by Lender from time to time and unpaid by Borrower shall be paid on the first (1st) day of the month following the initial Advance under this Note, and on the same day of each month thereafter until the Due Date, upon which date the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full. Borrower shall pay to Lender a late charge of five percent (5.0%) of any monthly payment not received by Lender within ten (10) calendar days after said payment is due, which late charge shall be payable on the next monthly payment date or on Demand. In addition to the foregoing, Borrower shall pay to Lender on the first (1st) day of each month with respect to the prior calendar month or portion thereof, the amount, if any, necessary to pay the fees as set forth in the Loan Agreement.

Advances of principal, repayment, and readvances may be made under this Note from time to time, upon the terms set forth in the Loan Agreement and said Loan Agreement is incorporated herein by reference. Mandatory repayments of principal before the Due Date shall be made by Borrower to Lender pursuant to the Loan Agreement. If, prior to the Due Date, Borrower pays the balance of the Note after Demand or terminates the Loan, whether voluntarily or involuntarily, Borrower shall pay to Lender as liquidated damages and as compensation for the costs of being prepared to make funds available under the Loan Agreement, a termination fee as set forth in the Loan Agreement.

All Advances made hereunder shall be charged to the Loan Account in Borrower’s name on Lender’s books, and Lender shall debit to such account the amount of each Advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall furnish Borrower with a monthly statement of Borrower’s Loan Account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within thirty (30) days after such statement has been furnished. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower’s assumption of these risks.

Upon the Due Date, which Borrower acknowledges may be upon Demand, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Upon the occurrence of any Default specified in the Loan Agreement, or on Demand, among other remedies set forth in the Loan Agreement, the unpaid principal balance of this Note shall bear interest at a rate which is five percent (5.0%) greater than the Effective Rate otherwise applicable. After Default or Demand, Lender may apply its own indebtedness or liability to Borrower to any indebtedness due under this Note. Borrower agrees to pay all of the Lender’s costs incurred in the collection of this Note as provided in the Loan Agreement. Upon the occurrence of a Default, Lender may exercise all rights and remedies as set forth in the Loan Agreement (such rights and remedies being incorporated in this Note by this reference as though fully set forth herein) and applicable law.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. Upon any Default or Demand, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Borrower acknowledges that no Default is necessary for Lender to make Demand.

Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

BORROWER ACKNOWLEDGES THAT ITS LEGAL COUNSEL HAS ADVISED IT THAT (A) THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING OUT OF THIS NOTE, AND (B) SUCH CONSTITUTIONAL RIGHT MAY BE WAIVED. AFTER CONSULTATION WITH ITS COUNSEL OF CHOICE (OR OPPORTUNITY TO CONSULT), WHICH HAS INCLUDED ITS COUNSEL’S REVIEW OF THIS NOTE, BORROWER BELIEVES THAT IT IS IN ITS BEST INTEREST IN THIS COMMERCIAL TRANSACTION TO WAIVE SUCH RIGHT. ACCORDINGLY, BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS NOTE OR ITS RELATIONSHIP WITH LENDER, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral, as defined in the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are hereby incorporated by reference.

BORROWER:

NANOFILM, LTD.,
an Ohio limited liability company

By:	/s/ Scott E. Rickert
Name:	Scott Rickert
Its:	Chief Executive Officer

LOAN AND SECURITY AGREEMENT

This Loan And Security Agreement (“Agreement”), effective as of April 4, 2014, is made by and between NANOFILM, LTD., an Ohio limited liability company (the “Borrower”) and MACKINAC COMMERCIAL CREDIT, LLC, a Michigan limited liability company (together with its successors and assigns, the “Lender”).

1. DEFINITIONS. As used herein:

(a) “Advances” means loans to Borrower under this Agreement and the Revolving Credit Loan Rider attached hereto, evidenced by the Revolving Credit Note.

(b) “Affiliate” means, with respect to any Person other than an individual, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Ownership Interests in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Ownership Interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(c) “APNT” means Applied Nanotech Holdings, Inc., a Texas corporation.

(d) “Borrower” means nanoFILM, Ltd., an Ohio limited liability company, also styled from time to time as “Nanofilm, Ltd.”.

(e) “Capital Expenditures” shall mean, as to any Person, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including capital lease obligations) by such Person during such period that are required by GAAP, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of such Person.

(f) “Collateral” means all of Borrower’s assets and property, real and personal, tangible and intangible, whether presently owned or hereafter acquired or arising, including without limitation:

(i)	accounts (whether or not earned by performance), letter of credit rights, chattel paper, contracts, contract rights, instruments, documents and supporting obligations (individually and collectively referred to as “Receivables”);

(ii)	general intangibles (including, without limitation, tax refunds, tax refund claims, trade names, goodwill, trademarks, copyrights, processes, patents, patent rights, patent applications, licenses, inventories, royalties, and/or commissions and permits, choses-in-action, judgments and tort claims) (individually and collectively referred to as “Intangibles”);

(iii)	goods, inventory, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property including without limitation such goods which give rise to any Receivables and which goods have been returned to or repossessed or stopped in transit by Borrower (“Inventory”);

(iv)	tangible goods (other than Inventory), machinery, equipment and fixtures including without limitation office machines, tools, dies, furniture, and vehicles together with all accessions, parts and appurtenances thereto appertaining or attached or kept or used or intended for use in connection therewith, and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as “Equipment”);

(v)	property now or at any time hereafter in Lender’s possession (including monies, deposit accounts, claims and credit balances);

(vi)	all deposit accounts and investment property;

(vii)	all interests in any lease of real property or personal property, whether as a lessor or lessee, including all options to purchase any leased property, and all leasehold improvements;

(viii)	books, blueprints, drawings and records related to any of the foregoing as described in subsection (i) through (vii) above;

and all proceeds (including proceeds of any insurance policies, including business interruption or business income insurance policies) and products of and accessions to all the foregoing described property in which Borrower has any right, title or interest.

(g) “Commitment Fee” As defined and set forth on the Term Sheet.

(h) “Default” shall have the meaning set forth in Section 11 of this Agreement.

(i) “Demand” or “Demanded” shall mean the act of giving written notice by Lender to Borrower demanding payment in full of the Obligations, which demand shall be effective (i) if a Default then exists, when such written notice is given, (ii) if a Default shall occur within the ten (10) business day period following the date such written notice is given, when the Default occurs, or (iii) if no Default has occurred, on the eleventh (11th) business day following the date such written notice is given.

(j) “Due Diligence Investigation Fee” means all fee deposits of Borrower with Lender for the payment of Lender’s costs and expenses of its due diligence investigation of Borrower relating to the Loan.

(k) “EBITDA” shall mean net income plus, to the extent deducted from revenues in determining net income, (a) interest expense, (b) expense for taxes paid or accrued, (c) depreciation, (d) amortization and other non-cash charges and (e) extraordinary losses (as determined in accordance with GAAP), minus, to the extent included in net income, extraordinary gains (as determined in accordance with GAAP), all calculated for Borrower and Borrower’s Subsidiaries on a consolidated basis.

(l) “Fiscal Year” means beginning on January 1 and ending on December 31.

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(m) “Fixed Charges” shall mean, with reference to any period, without duplication, cash, interest expense, plus prepayments and scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus capital lease payments, plus unfinanced Capital Expenditures, all calculated for Borrower and Borrower’s Subsidiaries on a consolidated basis.

(n) “Indebtedness” means all of Borrower’s present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred acquired, owing or arising, whether under written or oral agreement, operation of law, or otherwise, and includes, without limiting the foregoing: (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including capitalized leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities, and (v) deferred taxes.

(o) “Guarantor” means Scott E. Rickert, an individual.

(p) “LIBOR Rate” means the London interbank offered rate for three months, published from day to day in the Wall Street Journal in its Money Rates column. Should such publication not continue to publish LIBOR, Lender will select a comparable announced rate.

(q) “Loan Account” means an account maintained by Lender for the Loan.

(r) “Loan” means the Revolving Credit Loan.

(s) “Loan Documents” means collectively, this Agreement, the Note, and all other documents and instruments executed in connection therewith.

(t) “Merger” means a merger transaction pursuant to which (I) all of the voting stock of APNT is exchanged for 38% of the Class A voting stock of PEN, and APNT is merged into PEN, and (II) all of the voting power of NanoHolding is exchanged for Class A and Class B voting stock constituting in the aggregate 98% of the voting power for PEN and the Class Z membership interests of Zeiss are exchanged for non-voting stock (with the right to appoint one director) of PEN, all pursuant to the Merger Agreement.

(u) “Merger Agreement” means the Agreement and Plan of Merger and Exchange between APNT, PEN and NanoMerger Sub, NanoHolding and Zeiss dated March 10, 2014, as amended.

(v) “Nanofilm Equityholders” means (i) Alan Evans, Charles Evans Family Trust, Malcolm Myers and Bruce Vereecken and (ii) Rickert Family Limited Partnership, respectively, the beneficial holders, as of the date hereof, of one hundred percent (100%) of the outstanding Class A stock and 100% of the outstanding Class B stock of NanoHolding.

(w) “Nanofilm Voting Control” means voting control of NanoHolding and, in turn, Nanofilm, Ltd., for all purposes.

(x) “NanoHolding” means NANOHOLDING INC., a Delaware corporation, formed on February 24, 2014, and the holder of 100% of the outstanding stock of Borrower.

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(y) “NanoMerger Sub” means NanoMerger Sub, Inc., a Delaware corporation, wholly owned by PEN.

(z) “Note” means the Revolving Credit Note.

(aa) “Obligations” means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and Indebtedness owing by Borrower to Lender, whether evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to Borrower hereunder or under any other agreement with Lender.

(bb) “Obligor” means Borrower, Guarantor or any other guarantor of the Obligations, individually or collectively.

(cc) “Ownership Interest” means all shares, interests, participations, rights to purchase, options, warrants, general or limited partnership interests, limited liability company membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the Rules and Regulations promulgated by the Securities and Exchange Commission (17 C.F.R. § 240.3a11-1) under the Securities and Exchange Act of 1934, as amended).

(dd) “PEN” means PEN Inc., a Delaware corporation, formed by APNT and Borrower for the purpose of consummating the PEN Merger.

(ee) “PEN Voting Control” means voting control of PEN for all purposes subject only to the right of Zeiss to elect one (1) member of the PEN Board of Directors.

(ff) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

(gg) “Receivable” means an account as defined in Article 9 of the Uniform Commercial Code.

(hh) “Receivables Aging” means an aged listing of all Receivables of Borrower as of the close of business on the Business Day that is no earlier than the Business Day immediately preceding the date of delivery thereof to Lender, including an aging column for 91-120 days and which is otherwise in form and content acceptable to Lender in its sole discretion.

(ii) “Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower, or any partnership of which Borrower is a general partner.

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(jj) “Term Sheet” means any document attached to this Agreement and to any Rider which contains other terms and conditions of this transaction.

(kk) “Vendor Location(s)” means premises owned or solely controlled by vendors of Borrower who possess Inventory of Borrower for processing and/or return shipment to Borrower or shipment to customers of Borrower.

Any accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings customarily given to them in accordance with generally accepted accounting principles (“GAAP”).

All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Uniform Commercial Code of the state set forth in Section 15(b) (“Code”) to the extent the same are defined therein.

2. REVOLVING CREDIT LOAN.

(a) Revolving Credit Loan; Loan Advances; Revolving Credit Loan Note. Lender will establish a revolving credit loan facility (the “Revolving Credit Loan”) in the amount of the Maximum Loan Amount as set forth on the Term Sheet, and subject to the terms of this Agreement, Lender may, upon Borrower’s request, but at all times in Lender’s sole discretion, make Advances to Borrower from time to time, pursuant to the Revolving Credit Loan Rider attached hereto and made a part hereof (the “Rider”). Lender may, in Lender’s sole discretion and without notice to Borrower, disburse any or all of the proceeds of any or all of the Advances made by Lender to such person or persons as Lender deems necessary to insure that the security interest in or lien upon the Collateral shall at all times have the priority represented by Borrower in this Agreement. Lender may, in Lender’s sole discretion, at any time reduce the Percentage Advance Rate (as defined in the Rider) or the Advance amounts set forth in any Rider. Lender may, from time to time, reimburse itself for any loan, interest due, fees or expenses, or any third party for any of Borrower’s Obligations by charging Borrower’s Loan Account. Lender may deduct from the Advances under this Agreement reserves for accrued interest and such other reserves as Lender deems proper and necessary.

(b) Revolving Credit Loan Note. Borrower’s obligation to repay Advances under the Revolving Credit Loan shall be evidenced by a Revolving Credit Loan Note, in form satisfactory to Lender executed simultaneously herewith, the terms of which are incorporated herein by this reference.

(c) Interest and Other Charges. Borrower shall pay interest on the daily outstanding balance of the Note at the rates as set forth in the Rider. In addition, Borrower shall pay on the first day of each month, with respect to the prior calendar month or portion thereof (i) an underutilization fee equal to one-fourth of one percent (0.25%) of the average amount of the Maximum Loan Amount not utilized during the prior month, and (ii) a processing fee equal to thirty-five one-hundredths of one percent (0.35%) of the average balance outstanding under the Loan during the prior month. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall promptly, in Lender’s sole discretion, either apply such amount to the Obligations or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

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(d) Termination Premium. Borrower may, at any time or from time to time upon three (3) business days’ written notice to Lender, prepay the Note in whole or in part prior to the Maturity Date (including any extension of the Maturity Date pursuant to Section 2(e) below or otherwise) provided that (i) if Borrower prepays the Revolving Credit Loan Note in full and terminates the Revolving Credit Loan after the date hereof, or (ii) Lender, after the date hereof, terminates the Revolving Credit Loan after Default (in either case, a “Termination”), then Borrower shall pay, in addition to all other amounts due to Lender and/or paid by Borrower, a termination premium equal to two percent (2.0%) of the Maximum Loan Amount (“Termination Premium”).

(e) Term; Automatic Renewal. The term of this Agreement and of the Loan shall be on Demand, but if Demand is not made, then no later than the date set forth on the Term Sheet (the “Maturity Date”). Notwithstanding anything to the contrary or inconsistent contained herein, provided no Default exists, the original Maturity Date will automatically be extended one time for one (1) year (“Renewal Term”), unless either party notifies the other party in writing of its intent not to so extend the Maturity Date at least sixty (60) days prior to the original Maturity Date. If the Maturity Date is extended, Borrower shall pay to Lender a renewal fee in the amount of one percent (1.0%) of the Maximum Loan Amount, which shall be due and payable on or before the beginning of the Renewal Term.

(f) Monthly Accounting. Lender will provide Borrower a monthly accounting of charges and payments, with an accounting of Advances, made pursuant to this Agreement. Such accounting shall be deemed correct, accurate and binding upon Borrower and an account stated (except for reverses and reapplications of payments made as provided in Section 15(g) hereof, and corrections or errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after each accounting is rendered.

3. COLLATERAL.

(a) Grant of Security Interest. As security for the Obligations, Borrower hereby pledges, assigns, and grants to Lender a continuing security interest in and lien upon, and a right of setoff against, all of the Collateral, including any Collateral not deemed eligible for Advances. Borrower acknowledges that nothing contained in this Agreement or in any Rider shall be (i) construed as Lender’s agreement to resort or look to a particular type of Collateral as security for any loan to Borrower, or limit in any way Lender’s right to resort to any or all of the Collateral as security for any of the Obligations, or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Obligations.

(b) Perfection and Protection of Security Interest. Borrower shall, at Borrower’s expense, perform all steps requested by Lender at any time to perfect, maintain, protect, and enforce Lender’s security interest in the Collateral, including, without limitation, executing and filing financing and continuation statements and amendments thereof, performing searches to confirm the priority of Lender’s security interests, placing notations on Borrower’s books of account to disclose Lender’s security interest therein, delivering to Lender all letters of credit on which Borrower is named beneficiary, and taking such other steps as are deemed necessary by Lender to maintain Lender’s control of and security interest in the Collateral. Lender may file, without Borrower’s signature, one or more financing statements disclosing Lender’s security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower’s agents or processors, Borrower shall notify such person of Lender’s security interest in such Collateral and, upon Lender’s request, instruct them to hold all such Collateral for Lender’s account subject to Lender’s instructions. From time to time, Borrower shall, upon Lender’s request, execute and deliver confirmatory written instruments pledging to Lender the Collateral, but Borrower’s failure to do so shall not affect or limit Lender’s security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, Lender’s security interest in the Collateral shall continue in full force and effect.

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(c) Attorney-in-Fact. Borrower hereby appoints Lender and any designee of Lender as Borrower’s attorney-in-fact and authorizes Lender or such designee, at Borrower’s sole expense, to exercise at any time in Lender’s or such designee’s sole discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in Lender’s name or Borrower’s name, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) after a Default, transmit to account debtors, other obligors or any bailees notice of Lender’s interest in the Collateral or request from account debtors or such other obligors or bailees at any time, in Borrower’s or Lender’s name or any designee, information concerning the Collateral and any amounts owing with respect thereto, (c) after a Default, notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) after a Default, take or bring, in Lender’s or Borrower’s name, all steps, actions, suits or proceedings deemed by Lender to be necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after a Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (f) after a Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute financing statements or amendments with respect to the Collateral, against Borrower and in Lender’s favor.

4. CHARGES AND INSURANCE.

(a) Lender may at any time, in Lender’s sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, or obtain any record and charge the cost thereof to Borrower’s Loan Account.

(b) Borrower shall, at all times, insure the Collateral in Lender’s name against loss or damage by fire, theft, burglary, pilferage, loss in transit, business interruption and such other hazards as Lender shall specify in amounts, under policies and by insurers acceptable to Lender in its sole discretion. Each policy shall include a provision for ten (10) days’ prior written notice to Lender of any cancellation or substantial modification and shall show Lender as mortgagee/secured party, loss payee and additional insured in a manner acceptable to Lender. Borrower shall execute and deliver to Lender, simultaneously herewith and at any other time hereafter, such assignments of policies of insurance, including business interruption insurance, as Lender shall require. Borrower shall pay all and the policies shall be delivered to Lender. If Borrower fails to do so, Lender may, but shall not be obligated to, procure such insurance at Borrower’s expense.

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5. EXAMINATION OF RECORDS; REPORTING.

(a) Lender may, at all reasonable times, but no less than once every fiscal quarter, have access to, examine, audit, make extracts from and inspect Borrower’s records, files, books of account and the Collateral. Borrower shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied by copies of related purchase orders and invoices, upon Lender’s request. Lender may, at any time after a Default, remove from Borrower’s premises any and all books of account and records, or require Borrower to deliver them to Lender. Lender may, at Borrower’s expense, use Borrower’s personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing Lender’s security interest in the Collateral.

(b) Borrower shall furnish, or cause to be furnished, to Lender, information and statements showing Borrower’s business affairs, financial condition and the results of Borrower’s operations, upon Lender’s request. Borrower shall provide to Lender:

(i) photocopies of sales invoices, customer statements and credit memos issued, remittance advices and reports and copies of deposit slips, on a daily basis, upon Lender’s request;

(ii) copies of shipping and delivery documents, upon Lender’s request;

(iii) an internally prepared income statement and balance sheet of Borrower, in a form consistent with such statements prepared in prior periods, satisfactory to Lender in its sole discretion and prepared in accordance with GAAP, within twenty (20) days after the end of each Interim Financial Statement Period set forth on the Term Sheet,

(iv) annual financial statements of Borrower in a form consistent with such prior year-end statements, satisfactory to Lender in its sole discretion, and audited by independent certified public accountants acceptable to Lender, in accordance with GAAP and, within ninety (90) days after the end of each Fiscal Year of Borrower,

(v) complete copies of all income tax returns and all payroll, sales and use tax returns of Borrower, within ten (10) days of filing (including all extension requests), upon Lender’s request, and

(vi) compliance certificates relating to the foregoing as Lender may request, and in form and content acceptable to Lender in its sole discretion.

6. OTHER LIENS. Borrower represents and warrants that all Collateral is and will continue to be owned by Borrower free and clear of all liens, claims and encumbrances whatsoever, whether prior or subordinate to the liens granted to Lender, except for Permitted Liens, if any, as set forth on the Term Sheet; and that Borrower will not, without Lender’s prior written approval, which may be withheld in Lender’s sole discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral, except for sales of Inventory in the ordinary course of business.

7. GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:

(a) Borrower is a limited liability company, duly organized and existing in good standing under the laws of the Formation State set forth on the Term Sheet, is qualified to do business and is in good standing in all states in which qualification and good standing are necessary in order for Borrower to conduct its business and own its property, and Borrower has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its Obligations;

(b) Borrower has not, during the preceding five (5) years, been known by or used any other Assumed Names or Trade Names other than as set forth on the Term Sheet;

(c) The execution, delivery and performance by Borrower of this Agreement will not constitute a violation of any applicable law or of Borrower’s Articles of Organization or Operating Agreement, or a breach or default under any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to Borrower or any of its properties;

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(d) Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names for the conduct of its business;

(e) Borrower has capital sufficient to conduct its business, is solvent and able to pay its debts as they mature, and owns property having a fair value greater than the amount required to pay Borrower’s debts;

(f) Except for trade payables arising in the ordinary course of Borrower’s business and except as heretofore disclosed to Lender in writing, Borrower has (i) no pending or threatened litigation, actions or proceedings which would materially and adversely affect its business assets, operations or condition, financial or otherwise, or the Collateral and (ii) no Indebtedness, other than the Obligations;

(g) Borrower has good, indefeasible, and merchantable title to the Collateral, and there is no lien or encumbrance thereon other than the security interest granted to Lender and Permitted Liens as set forth on the Term Sheet;

(h) Borrower is not a party to any contract, or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations or condition, financial or otherwise, and is not subject to any labor dispute; and, no labor contract is scheduled to expire during the term of this Agreement, except as heretofore disclosed to Lender in writing;

(i) Borrower is not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition, financial or otherwise;

(j) Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or bound;

(k) The financial statements delivered to Lender fairly present Borrower’s financial condition and results of operations and those of such other Persons described therein as of the date thereof; and there has been no material and adverse change in such financial condition or operations since the date of the statements;

(l) Borrower has received no notice that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and its regulations and, to the best of its knowledge, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to Borrower;

(m) Borrower has filed all tax returns and other reports it is required by law to file and has paid all taxes and similar charges that are due and payable;

(n) Borrower’s Chief Executive Office, Principal Place of Business and the Location of Collateral Records is at the location set forth on the Term Sheet;

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(o) Borrower has not received any notice alleging, and is not aware of, any facts indicating noncompliance with any State or Federal law governing the use, generation, storage or release of any hazardous waste or substance;

(p) Borrower has no Subsidiaries or Affiliates other than as set forth on the Term Sheet. To the extent any Subsidiary or Affiliate is shown on the Term Sheet, neither the assets nor chief executive officer of such Subsidiary or Affiliate is located at one or more of Borrower’s locations specified in Section 7(n) hereof, except NanoHolding;

(q) Borrower owns all properties on which Collateral is located other than the Leased Properties set forth on the Term Sheet and Vendor Locations; and

(r) All Collateral which is tangible personal property is kept only at the Collateral Locations, or, in the case of Inventory, at the Collateral Locations or at the Vendor Locations, all as set forth on the Term Sheet.

8. CONDITIONS TO OBLIGATIONS OF LENDER.

(a) Conditions for Closing. Lender’s obligation to close the Loan hereunder is subject to its receipt of the following documents, fully executed, and completion of the following matters, all in form and substance satisfactory to Lender in its sole discretion:

(i) Formation Documents. Certificates of recent date of the appropriate authority or official of Borrower’s Formation State (listing all of Borrower’s articles of organization and related documents on file in that office if such listing is available) certifying as to Borrower’s good standing and existence together with copies of such organizational documents, certified as of a recent date by such authority or official and certified as true and correct as of the date hereof by a duly authorized officer of Borrower;

(ii) Certification of Good Standing. Certificates of recent date of the appropriate authority or official of each state in which Borrower is legally qualified to do business, each certifying as to Borrower’s good standing;

(iii) Operating Agreement and Authorizations. Copies of Borrower’s Operating Agreement together with all authorizing resolutions and evidence of other company action taken by Borrower to authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, and the consummation by Borrower of the transactions contemplated hereby, certified as true and correct as of the date hereof by a duly authorized officer of the Borrower;

(iv) Incumbency Certificates. A certificate of incumbency for Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on Borrower’s behalf in connection with the Loan Documents to which Borrower and the consummation by it of the transactions contemplated hereby, certified as true and correct as of the date hereof by a duly authorized officer of Borrower;

(v) Note. The Revolving Credit Note duly executed by Borrower;

(vi) Security Documents. This Loan and Security Agreement duly executed on Borrower’s behalf granting to Lender, as collateral security for the Obligations, the Collateral intended to be provided pursuant to Section 3, together with the following in fully executed form:

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a. Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as Lender may deem necessary or appropriate with respect to any security interest, including the filing of financing statements and similar documents which Lender may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to Lender thereunder, together with Uniform Commercial Code record searches in such offices as Lender may request;

b. Validity Guaranty. A Validity Guaranty constituting the unconditional, unlimited validity guaranty of the Obligations by the Guarantor;

c. Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 4 of this Agreement is in full force and effect and assignments of policies of insurance as Lender shall require;

d. UCC Insurance. A policy of insurance insuring the priority of Lender’s security interests in the Collateral as senior to all other security interests in the Collateral in an amount not less than the aggregate amount of the Loans with only such exceptions as are acceptable to Lender and with such endorsements as Lender shall require (the “UCC Policy”);

(vii) Closing Certificate; Borrowing Authorization. A closing certificate and a borrowing resolution in form satisfactory to Lender, in its sole discretion, duly executed by a duly authorized officer of Borrower;

(viii) Guarantor Financial Statement. Receipt and review by Lender of a current personal financial statement of Guarantor which is satisfactory in all respects to Lender;

(ix) Legal Opinions. The favorable written opinion of counsel for Borrower with respect to such matters as Lender may reasonably request;

(x) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on Borrower’s part in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the date hereof by Borrower by a duly authorized officer of Borrower, or, if none is required, a certificate of such officer to that effect;

(xi) Fee. The balance of the Commitment Fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00). Any unused amount of the Due Diligence Investigation Fees of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) paid to Lender to date shall be credited against amounts due hereunder. The Commitment Fee shall be deemed fully earned upon execution of this Agreement;

(xii) Payoff Letters and Lien Terminations. A payoff letter from Fifth Third Bank, an Ohio banking corporation, in form and substance acceptable to Lender, in its sole discretion, together with an authorization for the filing of UCC financing statement terminations and other documents and instruments necessary or reasonably desired by Lender to effect and evidence the release and discharge of all liens and security interests its favor with respect to the Collateral;

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(xiii) Debt Extinguishment. Borrower shall use the proceeds of the Loan disbursed at Closing to retire and extinguish all Indebtedness of Borrower to Fifth Third Bank;

(xiv) Merger Documents. The fully executed Merger Agreement.

(xv) Receivables Aging. A Receivables Aging.

(xvi) Excess Availability. After the funding of Advances in connection with the transactions contemplated by this Agreement, the Gross Availability (as defined in the Rider) shall be no less than $200,000.00; and

(xvii) Other Matters. Such other documents, and completion of such other matters, as Lender may reasonably request.

(b) Further Conditions for Disbursement. Lender’s obligation to make any Advance (including the initial Advance) is further subject to the satisfaction of the following conditions precedent:

(i) The representations and warranties contained in Section 7 hereof and in any of the Loan Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

(ii) No Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); and

(iii) In the case of any Advance under the Revolving Credit Loan, Lender shall have received, when due, all Reports required pursuant to Section 5(b) as of the close of business on the last business day of the week next preceding the date such Advance is made.

Borrower shall be deemed to have made a representation and warranty to Lender at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 8. For purposes of this Section 8(b), the representations and warranties contained in Section 7 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5(b).

(c) Post-Closing Conditions. After the date hereof, Borrower agrees to provide Lender with the following:

(i) UCC Searches. Uniform Commercial Code searches in all jurisdictions in which Lender has filed UCC Financing Statements or in which Borrower conducts business;

(ii) Evidence of Use of Loan Proceeds. All documents Lender requires to evidence the use by Borrower of the proceeds of the Loan; and

(iii) Merger Documents. Upon consummation of the Merger, copies of each of the following: (a) the fully executed Merger Agreement and all documents and instruments executed in connection therewith, (b) formation documents of NanoHolding, and (c) resolutions of NanoHolding authorizing the Merger.

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9. AFFIRMATIVE COVENANTS. Borrower covenants that, so long as any Obligations remain outstanding and this Agreement is in effect, it shall:

(a) Pay to Lender on demand all fees and expenses which Lender incurs in connection with (i) the forwarding of loan proceeds, (ii) the processing of Advances, (iii) the establishment and maintenance of the lock box and of all other accounts created in connection with the transaction contemplated hereby, and (iv) examination of the Collateral;

(b) Promptly file all tax returns and other reports which Borrower is required to file and promptly pay all taxes, assessments and other charges;

(c) Promptly notify Lender in writing of any litigation affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower’s business, assets, operations or condition, financial or otherwise;

(d) Notify Lender in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a “Plan” (as defined in ERISA) or a transfer of a Plan’s assets, and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan’s assets;

(e) Give Lender thirty (30) days’ prior written notice of Borrower’s opening or closing any place of business;

(f) Maintain Borrower’s limited liability company or corporate, as applicable, existence and its qualification and good standing in all states necessary to conduct its business and own its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names to conduct its business;

(g) Promptly notify Lender in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

(h) Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or its business, assets, operations or condition, financial or otherwise;

(i) Notify Lender in writing within five (5) business days of its default under any note, indenture, loan agreement, mortgage, lease, or other agreement to which Borrower is a party or bound;

(j) Promptly notify Lender in writing of any default under any Indebtedness or indebtedness owing to Borrower;

(k) Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement;

(l) Promptly, and in any event within five (5) days of the receipt thereof, deliver any communication in any way concerning any act or omission on Borrower’s part regarding the use, generation, storage or release of a hazardous waste or substance. Borrower agrees to indemnify and hold Lender harmless from any and all loss, damage, cost, liability or expense (including reasonable attorneys’ fees) arising out of Borrower’s use, generation, storage or release of any hazardous waste or substance;

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(m) Promptly, and in any event within five (5) days of the receipt thereof, deliver to Lender a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on Borrower’s part in connection with the payment of minimum and/or overtime wages to an employee;

(n) Promptly, and in any event within five (5) days of the receipt thereof, deliver to Lender a copy of any communication concerning any violation of a State or Federal law which could result in the forfeiture of the Collateral;

(o) Deliver to Lender photocopies of Borrower’s monthly bank statements;

(p) Maintain the liens and security interests granted to Lender as first, prior and only liens upon the Collateral, except for Permitted Liens;

(q) Ensure that at all times the Nanofilm Equityholders beneficially hold voting control of PEN for all purposes;

(r) Maintain at all times balance sheet solvency and liquid assets sufficient to pay all Indebtedness when due; and

(s) Promptly notify Lender in writing of any new Vendor Locations.

10. NEGATIVE COVENANTS. Without Lender’s prior written consent, Borrower covenants that, so long as any Obligations remain outstanding and this Agreement is in effect, it shall not:

(a) Merge or consolidate with or acquire any other Person, except for the Merger;

(b) Make any Capital Expenditures materially affecting its business, assets, operations or conditions, financial or otherwise, except as permitted in this Agreement, provided however that for the 2014 calendar year, Borrower may make Capital Expenditures not to exceed $214,000.00 in the aggregate;

(c) Declare or pay cash dividends upon any of its stock or distribute any of its property or make (except in the ordinary course of business) any loans or extensions of credit, or investments in, any Person, or redeem, retire, purchase or acquire, directly or indirectly any of its stock, or make any material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations, except for consummation of the Merger;

(d) Enter into any transaction which materially and adversely affects the Collateral or Borrower’s ability to repay the Obligations, including any secondary liens thereon;

(e) Become liable for the indebtedness of any Person, except by endorsement of instruments for deposit;

(f) Incur Indebtedness, other than trade payables arising in the ordinary course of Borrower’s business, and the Obligations;

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(g) Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

(h) Remove the Collateral which is tangible personal property from the Collateral Locations set forth on the Term Sheet unless Borrower gives Lender thirty (30) days prior written notice and the same is removed to a location within the continental United States of America;

(i) Use any other corporate or fictitious name;

(j) Prepay any Indebtedness, except the Loan;

(k) Pay salary increases, bonuses or commissions to any principal or officer; or

(l) Open or close any bank accounts.

11. DEFAULT. Any one or more of the following events shall constitute a default (“Default”) under this Agreement:

(a) Payment. The failure of Borrower to pay when due, declared due, or Demanded by Lender, any of the Obligations, or the failure of Guarantor to pay when due, declared due, or Demanded by Lender, any of the Guaranteed Obligations;

(b) Breach of this Agreement and the Loan Documents. The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Loan Documents for more than ten (10) days following receipt of written notice thereof;

(c) Breaches of Other Obligations. The failure of Obligor to pay when due or within any applicable grace period any obligation of Obligor in excess of $20,000.00 (other than its Obligations under this Agreement) for the payment of Indebtedness, or the becoming due and payable, or declaration to be due and payable, of such obligation before the expressed maturity of the obligation, or the occurrence of an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

(d) Breach of Representations and Warranties. The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Loan Documents, or in connection with any other agreement among such Obligor and Lender which is untrue or misleading in any material respect as of the date made;

(e) Levy, Seizure or Attachment. The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral;

(f) Bankruptcy or Similar Proceedings. The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor’s debts, whether under the Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute a Default unless such proceedings are not dismissed within forty five (45) days after the commencement of such proceedings;

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(g) Appointment of Receiver. The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor that is a corporation, limited liability company or a partnership; provided, however, that, if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute a Default unless such appointment is not revoked or such proceedings are not dismissed within forty five (45) days after the commencement of such proceedings;

(h) Judgment. The entry of any judgments or orders aggregating in excess of $50,000.00 against any Obligor that remain unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

(i) Death or Dissolution of Obligor. The death of any Obligor who is a natural person, or of any general partner who is a natural person of any Obligor that is a partnership, or any member who is a natural person of any Obligor that is a limited liability company or the dissolution of any Obligor that is a partnership, limited liability company, corporation or other entity, other than in accordance with the terms and conditions of the Merger Agreement;

(j) Default or Revocation of Guaranty or Collateral Document. The occurrence of a default or an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Obligations or has granted Lender a Lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Obligations;

(k) Criminal Proceedings. The institution in any court of a criminal proceeding against any Obligor that would have a material adverse effect on such Obligor, or the indictment of any Obligor for any crime other than vehicle tickets and misdemeanors not punishable by jail terms;

(l) Change of Control. The failure at any time of the Nanofilm Equityholders to (1) prior to consummation of the Merger, maintain Nanofilm Voting Control, and (2) after consummation of the Merger maintain PEN Voting Control; provided, however, that Lender shall be notified in writing at least ten (10) days in advance of any issuance of equity interests of Borrower and/or PEN and Lender shall be satisfied that such issuance will not impair the Nanofilm Voting Control or the PEN Voting Control, as applicable;

(m) Change of Management. If Scott E. Rickert shall cease to be the Chief Executive Officer or a manager of Borrower at any time;

(n) Material Adverse Change. Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender’s sole judgment, would either (i) impair the prospect of payment or performance of the Obligations or (ii) have Lender believe that the Collateral is not sufficient to secure fully the Obligations;

(o) Lockbox. If Borrower fails, within five (5) business days of receipt, to forward proceeds of accounts to the applicable lockbox account, or if Borrower directs any account debtor to make a payment in respect of any such account to any place or account other than the applicable lockbox and such directions are not reversed within five (5) business days; or

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(p) Misrepresentation. Borrower makes any misrepresentation to Lender or fails to observe or perform any covenants or conditions in connection with this Agreement, any Rider or any other instrument related to the Loan hereto.

OBLIGOR ACKNOWLEDGES THAT WHILE THERE ARE EVENTS OF DEFAULT SET FORTH, THE OBLIGATIONS ARE DUE UPON DEMAND, AND IF DEMAND IS NOT MADE, THEN UPON THE MATURITY DATE OR EXTENDED MATURITY DATE, AS APPLICABLE, SET FORTH IN THE TERM SHEET. DEMAND MAY OCCUR WITH OR WITHOUT THERE BEING AN EVENT OF DEFAULT.

12. LENDER’s RIGHTS AND REMEDIES UPON A DEFAULT.

(a) Upon the occurrence and during the continuance of a Default, or if Lender has made Demand, the Loan shall immediately and automatically terminate and all of the Obligations shall immediately and automatically become due and payable, in each case, without notice of any kind. Upon the occurrence and during the continuance of a Default, at Lender’s option, and without Demand, notice or legal process of any kind, the Loan may be terminated and all of the Obligations may be declared, and immediately shall become, due and payable.

(b) Upon the occurrence and during the continuance of a Default, or if Lender has made Demand, Lender may exercise from time to time any rights and remedies available to Lender under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, Demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found and, may enter onto any of Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower’s premises without cost to Lender. At Lender’s request, Borrower shall, at Borrower’s expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to both parties. Borrower recognizes that if it fails to perform, observe or discharge any of its obligations under this Agreement or the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such proceeds may be applied by Lender toward the payment of the Obligations.

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13. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS. Lender’s failure to exercise any right, remedy or option under this Agreement or any Rider or other agreement between Lender and Borrower, or delay by Lender in exercising the same will not operate as a waiver. No waiver by Lender will be effective unless in writing and then only to the extent stated. No waiver by Lender shall affect its right to require strict performance of this Agreement. Lender’s rights and remedies will be cumulative and not exclusive. This Agreement cannot be changed or terminated orally. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender’s and Borrower’s respective representatives, successors and assigns.

14. BANKRUPTCY PROVISIONS. In consideration of Lender’s agreements hereunder and under the Loan Documents, Borrower agrees that, in the event Borrower (as a “Debtor”) files for relief under Title 11 of the United States Code (“Bankruptcy Code”) or is otherwise subject to an order for relief under the Bankruptcy Code:

(a) Relief From Stay. Lender shall be entitled to relief from the automatic stay imposed by Bankruptcy Code Section 362 on or against the exercise of any and all rights and remedies available to Lender under this Agreement, the Loan Documents or applicable law, if Debtor fails to file a Plan of Reorganization within 120 days or fails to obtain confirmation of a Plan of Reorganization within 180 days, after entry of the order for relief. Borrower specifically acknowledges that “cause” exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code.

(b) Cash Collateral. Any attempt by Debtor to use “Cash Collateral” (as defined in Section 363 of the Bankruptcy Code) shall be subject to the prior entry of an order pursuant to Section 363 of the Bankruptcy Code (“Cash Collateral Order”) specifically incorporating the principal terms set forth on Schedule 14(b) attached hereto and the Debtor shall under no circumstances seek to use Cash Collateral other than on the terms provided in this Agreement. Any such Cash Collateral Order shall permit the use of Cash Collateral only until the earliest to occur of: (i) a Default under any of the provisions of this Agreement or the Loan Documents (other than a Default occasioned solely by the bankruptcy of Debtor), (ii) the appointment of a Chapter 11 trustee or examiner in Debtor’s case, (iii) the dismissal of Debtor’s case or its conversion to a case under Chapter 7 of the Bankruptcy Code, or (iv) the entry of an order modifying or terminating the automatic stay or prohibiting the further use of cash collateral. Upon the occurrence of any of the events described in (i) through (iv) of the preceding sentence, Debtor’s ability to use Cash Collateral shall terminate immediately and automatically; such termination shall not, however, affect or impair the rights, interests or liens granted to Lender under this Agreement or the other Loan Documents.

All existing and future revenue and cash shall constitute Cash Collateral, subject to Lender’s choate, fully perfected and presently enforceable liens and security interests, and, to the extent they are used and consumed by Debtor after filing of the petition or entry of the order for relief, Debtor specifically agrees that they are collateral for Lender’s secured claims under Section 506 of the Bankruptcy Code in the amount so used.

To the extent it is determined that Section 552(a) of the Bankruptcy Code applies to limit Lender’s interest under the Loan Documents and this Agreement, Lender shall be deemed to have, as adequate protection for the use of Cash Collateral, a continuing perfected protection for the use of Cash Collateral, a continuing perfected post-bankruptcy lien and security interest in all Collateral, and all revenue and cash, whether derived from operations prior to or subsequent to or the filing of a voluntary of involuntary petition for relief with respect to Debtor. As further adequate protection for Debtor’s use of Cash Collateral, Debtor shall maintain at all times an adequate and appropriate amount and type of coverage of insurance, including endorsements issued therewith covering the Collateral in amounts not less than that required under the Loan Documents. To the extent that the collateral securing Lender’s claims in Debtor’s bankruptcy case is deemed or proves to be insufficient to pay its claims in full, Lender’s secured claims shall be deemed to have been inadequately protected by the provisions of the Cash Collateral Order, and they shall therefore have administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, which superpriority shall be equal to the priority provided under the provisions of Section 364(c)(1) of the Bankruptcy Code over all other costs and administrative expenses incurred in the case of the kind specified in, or ordered pursuant to, Sections 105, 326, 327, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 of the Bankruptcy Code and shall at all times be senior to the rights of Debtor or any successor trustee in the resulting bankruptcy proceeding or any subsequent proceeding under the Bankruptcy Code.

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During the pendency of Debtor’s bankruptcy, if it is determined that any of the rights granted hereunder or by any of the Loan Documents are security interests or liens, they shall be deemed perfected without the necessity of the filing of any documents or commencement of proceedings otherwise required under non-bankruptcy law for the perfection of security interests, with such perfection being binding upon any subsequently appointed trustee, either in Chapter 11 or under any other Chapter of the Bankruptcy Code, and upon other creditors of Debtor who have or may hereafter extend secured or unsecured credit to Debtor.

(c) Surcharge Waiver. Debtor and/or any other representative of Debtor’s bankruptcy estate waives any right to seek a surcharge of Lender’s collateral under 11 U.S.C. § 506(c) or any other provision of applicable law.

(d) Other Waivers. Debtor waives any right to seek an order under 11 U.S.C. §§ 363, 364, 1129 or any other provision of the Bankruptcy Code, imposing liens or security interests of senior or equal priority with Lender’s liens and security interests in the Collateral or the Cash Collateral.

(e) Other Actions Not Prohibited. Nothing contained in this Section 14 shall be deemed to limit or restrict Lender’s rights to seek in the bankruptcy court any relief that it may deem appropriate in the event of a bankruptcy commenced by or against Debtor, and in particular, Lender shall be free to seek the dismissal or conversion of any case filed by Debtor, the appointment of a trustee or examiner, and relief from the automatic stay.

15. MISCELLANEOUS.

(a) If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

(b) This Agreement shall be interpreted in accordance with the Governing Law of the state set forth on the Term Sheet.

(c) All of Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties.

(d) No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

(e) Each Obligation may, in Lender’s sole discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender’s books and records.

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(f) Lender may, in its sole discretion: (i) exchange, enforce, waive or release any of the Collateral or (ii) apply Collateral and direct the order or manner without affecting its right to take any other action with respect to any other Collateral.

(g) Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

(h) Borrower shall reimburse Lender for all expenses incurred or to be incurred by Lender in connection with (a) the negotiation, preparation and closing of this Agreement; (b) the protection, perfection or preservation of Lender’s security interest in or lien upon the Collateral; (c) Lender’s inspection or verification of the Collateral; (d) background investigations as Lender deems necessary; (e) any court or bankruptcy proceeding relating to the Agreement or any claim or action by any Person against Lender which would not have been asserted were it not for Lender’s relationship with Borrower hereunder or otherwise; (f) actions taken with respect to the Collateral and Lender’s security interest or lien therein; and (g) enforcement of any of Lender’s rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of Lender’s attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under this Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In addition, Borrower shall pay those fees set forth on the Term Sheet at the times specified therein. In recognition of Lender’s right to have all its expenses incurred or to be incurred in connection with this Agreement and the fees due Lender secured by the Collateral, Lender shall not be required to record any discharge of its lien or termination of its security interest unless and until Borrower delivers to Lender a general release acceptable to Lender, in its sole discretion.

(i) Borrower agrees to give Lender written notice of any action or omission by Lender or its agents in connection with this Agreement that may be actionable against Lender or that may be a defense to payment of the Obligations for any reasons. Borrower further agrees that unless such a notice specifically describing the action or omission is given by it within thirty (30) days after it has knowledge or with the exercise of reasonable diligence should have had knowledge of the occurrence of said action or omission, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

(j) If Lender breaches its obligation under this Agreement to make an advance, notwithstanding Borrower’s conformance with the provisions thereof, Borrower agrees that its sole remedy on account thereof shall be to recover liquidated damages on account of such breach, computed as hereinafter provided, in recognition of the fact that the damages which Borrower might incur are uncertain and speculative. Liquidated damages to which Borrower shall be entitled shall be equal to sixty (60) times the interest payable for one day on the loans outstanding as of the day that Lender is deemed to have failed to fund. In any event, Lender shall never be liable to Borrower for special, indirect or consequential damages, whatever the nature of its breach hereunder.

(k) Borrower authorizes and directs Lender to disburse, for Borrower’s account, the proceeds of loans made by Lender to Borrower to such Person as any of Borrower’s officers or directors shall direct in writing.

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(l) Any notice required hereunder shall be in writing, and addressed to the party to be notified as follows:

If to Lender:	Mackinac Commercial Credit, LLC
260 E. Brown Street
Birmingham, Michigan 48009
Attn:Edward P. Lewan

If to Borrower:	The Borrower’s Address set forth on the Term Sheet.

or to such other address as each party may designate for itself by like notice.

(m) Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

(n) The paragraph titles contained in this Agreement are without substantive meaning and are not part of the Agreement.

(o) Borrower hereby releases and exculpates Lender, its officers, employees and designee, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

(p) Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender’s sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower’s Loan Account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower’s.

(q) All representations and warranties by Borrower contained in this Agreement or any of the other agreements contemplated herein shall survive the execution and delivery of this Agreement until the termination hereof and the indefeasible satisfaction in full of all Obligations.

16. WAIVER OF JURY TRIAL. BORROWER ACKNOWLEDGES THAT ITS LEGAL COUNSEL HAS ADVISED IT THAT (I) THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING OUT OF THIS AGREEMENT OR ANY RIDER AND (II) SUCH CONSTITUTIONAL RIGHT MAY BE WAIVED. AFTER CONSULTATION WITH ITS COUNSEL (OR OPPORTUNITY TO CONSULT), WHICH HAS INCLUDED BORROWER’S COUNSEL’S REVIEW OF THIS AGREEMENT, BORROWER BELIEVES THAT IT IS IN ITS BEST INTEREST IN THIS COMMERCIAL TRANSACTION TO WAIVE SUCH RIGHT. ACCORDINGLY, BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL, AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY RIDER OR BORROWER’S RELATIONSHIP WITH LENDER, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

17. NO ORAL AGREEMENTS. Borrower acknowledges that this Agreement and each Rider represents the final agreement between Lender and Borrower and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements that may have or will be exchanged between Lender (including its officers, employees and agents) and Borrower.

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IN WITNESS WHEREOF, the parties have caused this Loan and Security Agreement to be executed under seal by their respective duly authorized officers as of the date first above written.

BORROWER:

NANOFILM, LTD.,
an Ohio limited liability company

By:	/s/ Scott E. Rickert
Name:	Scott E. Rickert
Its:	Chief Executive Officer

LENDER:

MACKINAC COMMERCIAL CREDIT, LLC,
a Michigan limited liability company

By:	/s/ Edward P. Lewan
Name:	Edward P. Lewan
Its:	Chief Lending Officer

Schedule 14(b)

CASH COLLATERAL ORDER PRINCIPAL TERMS

In addition to such terms and conditions as Debtor and Lender shall mutually agree, the Cash Collateral Order shall contain the following principal terms:

1. An acknowledgment by Debtor that the indebtedness owed to Lender constitutes the valid and binding obligation of Debtor and is secured by liens and security interests granted by Debtor to Lender in Debtor’s tangible and intangible personal property as described in the Loan Documents; and Lender’s security interests and liens in the Collateral are valid, properly perfected and recorded and are unavoidable and indefeasible in the pending bankruptcy proceeding; and are not subject to avoidance, defeasance, offset, defense or counterclaim of any kind.

2. Debtor may use Cash Collateral only for “necessary operating expenses.” The term “necessary operating expenses” shall be limited to the payment of current taxes incurred after the petition date, unpaid withholding taxes for the last pay period before and pay periods after the petition date, wages and salaries, property insurance, necessary repairs and maintenance, utilities, purchase of inventory and other ordinary charges necessary for Debtor’s operations. The term “necessary operating expenses” does not include payments to pay or cure any prepetition obligations of Debtor including any arrearages under any lease, equipment or a statutory contract obligation, except that such expenses may be paid with Lender’s prior written consent.

3. All principal, interest, costs and expenses, including reasonable attorneys’ fees heretofore, now or hereafter incurred by Lender in connection with the indebtedness or in the administration of this bankruptcy proceeding, and all sums at any time owing by Debtor under this Cash Collateral Order, the Note(s) or any other notes or other agreements with Lender, is and shall continue to be secured by a post-petition first and senior security interest in and lien upon all property of Debtor and property of the estate of whatever kind or nature, acquired by Debtor or the estate on or after the petition date.

4. Lender shall continue to receive all reports as provided under the Loan Documents. Lender shall continue to have access to Debtor’s books and records for the purpose of conducting audits of the Collateral. All of the provisions of the Loan Documents shall remain in full force and effect and Debtor shall continue to provide to Lender all other documents and information required to be provided to it under the Loan Documents.

5. Interest will continue to accrue and be paid at the non-default rate or the default rate of interest, whichever is in effect as of the petition date and shall continue to accrue under the Note(s).

6. Until the indebtedness to Lender is repaid in full, Debtor will not, without Lender’s prior written consent, engage in any transaction which is not in the ordinary course of its business, including the dispositions of any assets, engaging in any new or different business activities, increase its investment in fixed or capital assets, or create, assume or suffer to exist any lien or security interest in favor of any person other than Lender in any of the collateral.

7. Such other reasonable and ordinary terms and conditions as Lender shall require subject to approval of the bankruptcy court.

Schedule-1

LOAN AND SECURITY AGREEMENT

DATED AS OF APRIL 4, 2014

TERM SHEET

Paragraph	Provisions	Terms

2(a)	Maximum Loan Amount:	$1,500,000.00

2(c)	Interest Rate:	LIBOR Rate plus 7.0%

2(e)	Maturity Date:	Earlier of Demand or April 4, 2015
5(b)(iii)	Interim Financial Statement Period	Monthly

7(a)	Formation State:	Ohio

7(b)	Assumed Names or Trade Names:	None

7(g)	Permitted Liens	U.S. Bank Equipment Finance (UCC Filing No. OH00169414059 – 8/6/13)

7(n)	Chief Executive Office, Principal Place of Business and Location of Collateral Records:	10111 Sweet Valley, Valley View, Ohio 44125

7(p)	Subsidiaries or Affiliates:	NANOHOLDING INC. (Parent – holder of 100% of Class A and Class B stock) Rickert Family Limited Partnership (holder of 100% of NANOHOLDING, INC. Class B voting stock)

7(q)	Leased Properties:	10111 Sweet Valley, Valley View, Ohio 44125 6030 Carey Drive, Valley View, Ohio 44125

7(r)	Collateral Locations:	10111 Sweet Valley, Valley View, Ohio 44125 6030 Carey Drive, Valley View, Ohio 44125

	Vendor Locations:	See attachment hereto

15(b)	Governing Law:	Michigan

15(h)	Fees:

	(i) Commitment Fee:	1% of the Maximum Loan Amount, payable as of date hereof;

	(ii) Under Utilization Fee:	0.25% of the Loan Amount not drawn, payable monthly;

	(iii) Loan Processing Fee:	0.35% of the average monthly amount outstanding under the Loan, payable monthly;

	(iv) Collateral Evaluation Fee:	$1,000 per day plus expenses, payable as incurred.

All monthly fees are payable with the interest payment; and

	(v) Fees for Lockbox and Other Accounts:	as specified by depository institutions or Lender.

15(L)	Borrower’s Address:	10111 Sweet Valley Valley View, Ohio 44125

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Term Sheet-1

Borrower understands that this Term Sheet defines certain terms used in the attached Loan and Security Agreement (“Attachment”). Borrower has read the Attachment and this Term Sheet and fully understands their relationship. By executing both documents, Borrower acknowledges the foregoing.

LENDER:	BORROWER:

MACKINAC COMMERCIAL CREDIT, LLC,	NANOFILM, LTD.,
a Michigan limited liability company	an Ohio limited liability company

By:	/s/ Edward P. Lewan	By:	/s/ Scott E. Rickert
Name:	Edward P. Lewan	Name:	Scott E. Rickert
Its:	Chief Lending Officer	Its:	Chief Executive Officer

 Term Sheet-2